Exhibit 99.3

FROM:	DDi Corp. 1220 Simon Circle Anaheim, CA 92806

CONTACT:	The MWW Group Rich Tauberman 201-507-9500 rtauberman@mww.com

DDi FILES JOINT PLAN OF REORGANIZATION

AND RELATED DISCLOSURE STATEMENT

ANAHEIM, CA—September 8, 2003—DDi Corp. (OTCBB: DDIC), a Delaware corporation (“DDi Corp.”) and DDi Capital Corp., a California corporation and an indirect wholly-owned subsidiary of DDi Corp. (“DDi Capital”), today announced that they have filed their proposed Joint Plan of Reorganization and related Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of New York on August 30, 2003. DDi Corp. and DDi Capital expect to emerge from Chapter 11 with substantially improved balance sheets and significantly deleveraged capital structures.

As announced on August 20, 2003, DDi Corp. and DDi Capital filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. DDi Corp.’s operating subsidiaries were not included in the filing. The material terms of the Joint Plan of Reorganization are the same as previously disclosed on August 20, 2003.

About DDi Corp.

DDi is a leading provider of time-critical, technologically advanced, electronics manufacturing services. Headquartered in Anaheim, California, DDi and its subsidiaries offer fabrication and assembly services to customers on a global basis from facilities located across North America and in England.

Except for historical information contained in this release, statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, other data available from third parties, our ability to maintain normal business operations and the expected timing of emergence from bankruptcy, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed elsewhere in our quarterly, annual and current reports that we file with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for DDi or our subsidiaries to differ materially from those discussed in forward-looking statements include: risks associated with confirmation of our plan of reorganization and the implementation of the consensual restructuring contemplated therein; our ability to continue as a going concern; our ability to obtain court approval with respect to motions in the Chapter 11 proceeding; risks associated with third parties seeking to propose and confirm one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with the termination of the support agreements with our senior lenders, convertible subordinated note holders and senior discount note holders; our ability to maintain contracts that are critical to our operations; the potential adverse impact of the Chapter 11 cases on our liquidity or results of operations; changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the electronics industry; our ability to sustain historical margins as the industry develops; increased competition; increased costs; our ability to retain key members of management; adverse state, federal or foreign legislation or regulation or adverse determinations by regulators; and other factors identified from time to time in our filings with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.